UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Century Casinos, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2025. The final voting results on each proposal brought before the Annual Meeting are as follows:

Proposal 1: To elect two Class I directors to the Company’s Board of Directors

	For	Against	Abstain	Broker Non-Votes
Dinah Corbaci	11,515,814	2,926,363	1,010,212	8,015,621
Eduard Berger	13,798,230	643,947	1,010,212	8,015,621

Proposal 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025

For	Against	Abstain
23,344,246	92,437	31,327

Proposal 3: To consider and vote upon an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
10,811,973	1,841,592	2,798,824	8,015,621

Proposal 4: To consider and vote upon an advisory (non-binding) resolution to determine whether an advisory vote on the compensation of the Company’s named executive officers should be held every one, two or three years

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,961,966	61,437	304,353	124,633	8,015,621

In light of the voting results on this advisory vote, and consistent with the Board’s recommendation to stockholders, the Company plans to continue to hold an annual advisory vote to approve the compensation of the Company’s named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: June 23, 2025

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer